UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): June 18, 2007
FULL HOUSE RESORTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4670 S. Fort Apache Road,, Suite 190
Las Vegas, Nevada 89147

(Address of principal executive office)
Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On June 18, 2007, Full House Resorts, Inc. entered into a management reorganization agreement with Harrington Raceway, Inc., the other member of Gaming Entertainment (Delaware) L.L.C., which manages the Midway Slots & Simulcast operation at the Harrington raceway in Delaware. Pursuant to this agreement, we have agreed to delegate to Harrington Raceway, Inc., the management of the day-to-day operations of Gaming Entertainment (Delaware) L.L.C. In addition, the agreement states that we will continue to receive our share of the management fees, provided that these fees are subject to a minimum amount with at least a 5% increase each year over the 2006 base amount until the end of the term of the management agreement in August of 2011. For 2008 that guaranteed minimum increase will be 8%.
     The foregoing description of the management reorganization agreement is qualified in its entirety by the full text of such agreement, which is attached to this report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this report. The press release we issued announcing this agreement is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
     (d) Exhibits.
     The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Management Reorganization Agreement dated June 18, 2007 by and between Full House Resorts, Inc. and Harrington Raceway, Inc.

99.1	Press release dated June 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.
Date: June 21, 2007	By:	/s/ Barth F. Aaron
		Name:	Barth F. Aaron
		Title:	Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Management Reorganization Agreement dated June 18, 2007 by and between Full House Resorts, Inc. and Harrington Raceway, Inc.

99.1	Press release dated June 19, 2007.